Exhibit 99.2


                             Lynx Therapeutics, Inc.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                             Eleven Months Ended
                                                                November 30,
                                                                    1997
                                                                  --------

Net revenues:
   Revenues from collaborative arrangements
     with related parties                                         $  3,908
   Other revenues                                                      294
                                                                  --------
Total revenues                                                       4,202

Operating  expenses:
   Research and development                                         12,556
   General and administrative                                        1,792
                                                                  --------
Total operating  expenses                                           14,348
                                                                  --------

Income/(loss) from operations                                      (10,146)

Interest income                                                        591
                                                                  --------
Net income/(loss)                                                 $ (9,555)
                                                                  ========

Net income/(loss) per share                                       $  (2.60)
                                                                  ========

Shares used in per share computation                                 3,675
                                                                  ========